Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated August 1, 2014 with respect to the Ordinary Shares, $0.0001 per share, of CHC Group Ltd., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  August 1, 2014

MAST CREDIT OPPORTUNITIES I MASTER FUND LIMITED			MAST OC I MASTER FUND L.P.

			By:	Mast OC I IA, LLC, its general partner

By:	/s/ David J. Steinberg		By:	/s/ David J. Steinberg
	Name:	David J. Steinberg		Name:	David J. Steinberg
	Title:	Authorized Signatory		Title:	Authorized Signatory

MAST SELECT OPPORTUNITIES MASTER FUND L.P.			MAST CAPITAL MANAGEMENT, LLC

By:	Mast Select Opportunities GP, LLC, its general partner

By:	/s/ David J. Steinberg		By:	/s/ David J. Steinberg
	Name:	David J. Steinberg		Name:	David J. Steinberg
	Title:	Authorized Signatory		Title:	Manager

MAST ADMIRAL MASTER FUND L.P.

	By:	Mast Admiral GP, LLC, its general partner

/s/ David J. Steinberg	By:	/s/ David J. Steinberg
DAVID J. STEINBERG		Name:	David J. Steinberg
		Title:	Authorized Signatory